Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91432) pertaining to the Employees’ Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc., of our report dated June 25, 2007, with respect to the financial statements of the Employees’ Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ BKD, LLP

St. Louis, Missouri

June 27, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91432 of The Laclede Group, Inc. on Form S-8 of our report dated June 27, 2006, relating to the financial statements of Employees’ Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc. appearing in this Annual Report on Form 11-K of Employees’ Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri

June 27, 2007